iCAD REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2020

Launched ProFound AI™ Risk Offering After Receiving CE Mark in Europe

Recent 50 System Agreement with SimonMed Imaging Highlights Significant Value of ProFound AI Solution

Expert Panel Reviews Compelling Clinical Data on Xoft® Brain IORT

Conference Call Today at 4:30 p.m. ET

NASHUA, N.H. – AUGUST 4, 2020 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and six months ended June 30, 2020.

Recent Highlights:

•	Revenue of $5.6 million for the second quarter of 2020

•	Operating expenses of $6.7 million, a 21% and a 7% reduction as compared to the first quarter of 2020 and the second quarter of 2019, respectively

•	Net loss for the second quarter of 2020 was ($2.4) million, or ($0.11) per diluted share, compared with a net loss of ($3.5) million, or ($0.20) per diluted share, for the second quarter of 2019

•	Maintained gross profit margin of 78% as compared to second quarter of 2019

•	Cash balance of $24.2 million at the end of the second quarter of 2020

•	Announced 50 Profound AI™ licenses with SimonMed Imaging, a national provider of mammography screening, allowing patients to receive “real-time” essential breast screening

•	New ProFound AI Risk offering launched in Europe

o	First and only commercially available clinical decision support tool provides accurate two-year breast cancer risk estimation personalized for each woman

•	Presented positive new clinical data for Xoft® Brain IORT at American Society of Clinical Oncology (ASCO) 2020 Virtual Scientific Program

o	Promising clinical research supports Xoft Brain IORT as a viable treatment option for glioblastoma multiforme (GBM) that may extend patients’ lives

o	Overall survival benefit reached statistical significance in the IORT group with tumors less than or equal to 2.5 cm3 (p<0.05)

“Detection revenue in the second quarter was $4.1 million as compared to $4.5 million in the first quarter of 2020 or an 8% decline. However, with sites reopening and appropriate safety measures in place, we saw an increase in screening and customer ordering beginning late in the second quarter,” said Michael Klein, Chairman and Chief Executive Officer of iCAD, Inc. “Importantly, a backlog of 8-10 million, out of an estimated 40 million annual screening mammograms, currently exists in the U.S. alone. Mammography screening is a necessity, and our ProFound AI offering, with a 53% reduction in reading time and a clinically significant decrease in unnecessary patient call back procedures, positions iCAD extremely well to address the volume of screening that needs to be conducted in the months ahead.”

“Our recent 50 license agreement with SimonMed highlights the significant benefits of ProFound AI,” continued Mr. Klein. “Our innovative technology provides real-time results to patients during their visit, thereby reducing unnecessary return visits. While rapid results are critical, the ability to personalize breast cancer risk is also key for women. Our receipt of CE Mark approval in Europe for ProFound AI Risk is a major advancement in this important area.”

“Our Xoft IORT offering for the treatment of Glioblastoma (GBM) continues to rapidly advance, and compelling clinical results in both overall survival and progression free survival were presented at ASCO during the second quarter. These exciting data sets have recently been submitted for journal publication, which we anticipate will occur in the fall. Moreover, we recently convened 18 global brain cancer experts to optimize the design of a clinical trial of Xoft in GBM and ultimately validate and enhance adoption of this FDA cleared technology on global basis,” concluded Mr. Klein.

Second Quarter 2020 Financial Results

Revenue: Reflective of the COVID-19 impact, Cancer Detection revenue for the second quarter of 2020, which includes the Company’s mammography, breast density, and the associated service and supplies revenue, decreased by approximately $1.1 million, or 21%, as compared to the second quarter of 2019. Therapy revenue for the second quarter of 2020, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $0.7 million, or 32%, as compared to the second quarter of 2019.

Total Detection and Therapy revenue for the second quarter of 2020 was $5.6 million, a decrease of $1.8 million, or 24%, compared to the second quarter of 2019, reflecting a 34% decrease in product revenue, and a 10% decrease in service and supplies revenue.

In $000's

	Three months ended June 30,
	2020	2019	$ Change	% Change

Product revenue	$2,888	$4,353	$(1,465)	(34)%
Service and supplies revenue	2,679	2,976	(297)	(10)%
Total Revenue	$5,567	$7,329	$(1,762)	(24)%

In $000's

	Three months ended June 30,
	2020	2019	$ Change	% Change
Detection revenue
Product revenue	$2,702	$3,808	$(1,106)	(29)%
Service and supplies revenue	1,415	1,401	14	1%
Detection Revenue	$4,117	$5,209	$(1,092)	(21)%

Therapy revenue
Product revenue	$186	$545	$(359)	(66)%
Service and supplies revenue	1,264	1,575	(311)	(20)%
Therapy Revenue	$1,450	$2,120	$(670)	(32)%

Total Revenue	$5,567	$7,329	$(1,762)	(24)%

Gross Profit: Gross profit for the second quarter of 2020 was $4.4 million, or 78% of revenue, as compared to $5.7 million, or 78% of revenue, in the second quarter of 2019.

Operating Expenses: Total operating expenses for the second quarter of 2020 were $6.7 million, a $0.5 million, or 7%, decrease from $7.2 million in the second quarter of 2019. The decrease was driven by expense controls implemented during the second quarter.

GAAP Net Loss: Net loss for the second quarter of 2020 was ($2.4) million, or ($0.11) per diluted share, compared with a net loss of ($3.5) million, or ($0.20) per diluted share, for the second quarter of 2019.

Non-GAAP Adjusted Net loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the second quarter of 2020 was ($2.5) million, or ($0.12) per diluted share, as compared to a non-GAAP adjusted net loss of ($1.6) million, or ($0.09) per diluted share, for the second quarter of 2019. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended June 30, 2020 and 2019, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the second quarter of 2020 was a loss of ($0.7) million, a $0.3 million decrease compared to the second quarter 2019 non-GAAP adjusted EBITDA loss of ($1.0) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended June 30, 2020 and 2019, respectively.

Six Months Ended June 30, 2020 Financial Results

Revenue: Total Detection and Therapy revenue for the six months ended June 30, 2020 was $12.1 million, a decrease of $2.0 million, or 14%, compared to the same period of 2019, reflecting an 18% decrease in product revenue, and an 8% decrease in service and supplies revenue.

In $000's

	Six months ended June 30,
	2020	2019	$ Change	% Change

Product revenue	$6,683	$8,175	$(1,492)	(18)%
Service revenue	5,435	5,927	(492)	(8)%
Total Revenue	$12,118	$14,102	$(1,984)	(14)%

Cancer Detection revenue for the six months ended June 30, 2020, which includes the Company’s mammography, breast density, and the associated service and supplies revenue, decreased by approximately $0.8 million, or 8%, as compared to the same period of 2019. Therapy revenue for the six months ended June 30, 2020, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $1.2 million, or 25%, as compared to the same period of 2019.

In $000's

	Six months ended June 30,
	2020	2019	$ Change	% Change
Detection revenue
Product revenue	$5,802	$6,598	$(796)	(12)%
Service revenue	2,791	2,779	12	0%
Detection Revenue	$8,593	$9,377	$(784)	(8)%

Therapy revenue
Product revenue	$881	$1,577	$(696)	(44)%
Service revenue	2,644	3,148	(504)	(16)%
Therapy Revenue	$3,525	$4,725	$(1,200)	(25)%

Total Revenue	$12,118	$14,102	$(1,984)	(14)%

Gross Profit: Gross profit for the six months ended June 30, 2020 was $8.9 million, or 73% of revenue, as compared to $11.0 million, or 78% of revenue, in the same period of 2019.

Operating Expenses: Total operating expenses for the six months ended June 30, 2020 were $15.1 million, a $1.6 million, or 12%, increase from $13.5 million in the same period of 2019. The increase was driven by increases in marketing and G&A during the first quarter of 2020 offset by decreases in the second quarter as a result of expense controls implemented during the second quarter of 2020.

GAAP Net Loss: Net loss for the six months ended June 30, 2020 was ($14.2) million, or ($0.67) per diluted share, compared with a net loss of ($7.2) million, or ($0.42) per diluted share, for the same period of 2019.

Non-GAAP Adjusted Net loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the six months ended June 30, 2020 was ($6.4) million, or ($0.30) per diluted share, as compared to a Non-GAAP adjusted net loss of ($2.7) million, or ($0.16) per diluted share, for the same period of 2019. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the six month periods ended June 30, 2020 and 2019, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the first half of 2020 was a loss of ($3.8) million, a $2.3 million increase compared to the second quarter 2019 non-GAAP adjusted EBITDA loss of ($1.5) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the six month periods ended June 30, 2020 and 2019, respectively.

Cash and Cash Equivalents: As of June 30, 2020, the Company had cash and cash equivalents of $24.2 million, compared to cash and cash equivalents of $15.3 million at December 31, 2019. In April 2020, the Company closed a registered direct offering for net proceeds of approximately $12.3 million.

Conference Call

Tuesday, August 4th @ 4:30pmET

Domestic:	877-407-0784
International:	201-689-8560
Conference ID:	13706833
Webcast:	http://public.viavid.com/index.php?id=140697

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company's operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company's quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company's website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For example, when the Company discusses its position relative to the mammography screening backlog, potential increase of demand, publication of data and its effect on the market, the benefits of the Company’s products, and clinical updates, it is using forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, increase sales and acceptance of products, adoption by CMS of a new payment model, and that such model will prove beneficial to the Company, which is not assured, implement expansion plans, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, to successfully defend itself in litigation matters, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; the effects of a global pandemic, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Relations:

Jeremy Feffer, LifeSci Advisors

+ 1-212-915-2568

jeremy@lifesciadvisors.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June	December
Assets	2020	2019

Current assets:
Cash and cash equivalents	$24,225	$15,313
Trade accounts receivable, net of allowance for doubtful
accounts of $255 in 2020 and $136 in 2019	6,658	9,819
Inventory, net	3,348	2,611
Prepaid expenses and other current assets	1,452	1,453
Total current assets	35,683	29,196

Property and equipment, net of accumulated depreciation
of $6,652 in 2020 and $6,510 in 2019	590	551
Operating lease assets	2,131	2,406
Other assets	110	50
Intangible assets, net of accumulated amortization
of $8,338 in 2020 and $8,186 in 2019	1,037	1,183
Goodwill	8,362	8,362
Total assets	$47,913	$41,748

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,421	$1,990
Accrued and other expenses	5,085	6,590
Notes payable - current portion	—	4,250
Lease payable - current portion	813	758
Deferred revenue	5,466	5,248
Total current liabilities	12,785	18,836

Notes payable, long-term portion	6,937	2,003
Convertible debentures payable to non-related parties, at fair value	—	12,409
Convertible debentures payable to related parties, at fair value	—	1,233
Lease payable - long-term portion	1,497	1,837
Deferred revenue, long-term portion	198	356
Deferred tax	4	3
Total Liabilities	21,421	36,677

Stockholders' Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares;
none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000
shares; issued 23,060,272 in 2020 and 19,546,151 in 2019
outstanding 22,874,441 in 2020 and 19,360,320 in 2019.	231	196
Additional paid-in capital	266,211	230,615
Accumulated deficit	(238,535)	(224,325)
Treasury stock at cost, 185,831 shares in 2020 and 2019	(1,415)	(1,415)
Total Stockholders' Equity	26,492	5,071

Total Liabilities and Stockholders' Equity	$47,913	$41,748

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Products	$2,888	$4,353	$6,683	$8,175
Service and supplies	2,679	2,976	5,435	5,927
Total revenue	5,567	7,329	12,118	14,102

Cost of revenue:
Products	537	645	1,554	1,325
Service and supplies	575	858	1,502	1,575
Amortization and depreciation	98	100	195	194
Total cost of revenue	1,210	1,603	3,251	3,094

Gross profit	4,357	5,726	8,867	11,008

Operating expenses:
Engineering and product development	1,878	2,139	4,089	4,266
Marketing and sales	2,631	3,120	6,239	5,693
General and administrative	2,110	1,858	4,642	3,404
Amortization and depreciation	49	67	101	137
Total operating expenses	6,668	7,184	15,071	13,500

Loss from operations	(2,311)	(1,458)	(6,204)	(2,492)

Interest expense	(115)	(202)	(245)	(411)
Loss on fair value of convertible debentures	—	(1,915)	(7,464)	(4,440)
Loss on extinguishment of debt	—	—	(341)	—
Other income	33	64	75	123
Other expense, net	(82)	(2,053)	(7,975)	(4,728)

Loss before income tax expense	(2,393)	(3,511)	(14,179)	(7,220)

Tax expense	(5)	(19)	(31)	(27)

Net loss and comprehensive loss	$(2,398)	$(3,530)	$(14,210)	$(7,247)

Net loss per share:
Basic	$(0.11)	$(0.20)	$(0.67)	$(0.42)

Diluted	$(0.11)	$(0.20)	$(0.67)	$(0.42)

Weighted average number of shares
used in computing loss per share:
Basic	22,396	17,640	21,275	17,422

Diluted	22,396	17,640	21,275	17,422

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the six-months ended June 30,
	2020	2019

Cash flow from operating activities:
Net loss	$(14,210)	$(7,247)
Adjustments to reconcile net loss to net cash
used for operating activities:
Amortization	154	189
Depreciation	142	142
Bad debt provision	119	31
Stock-based compensation expense	2,077	516
Amortization of debt discount and debt costs	53	79
Change in fair value of convertible debentures	7,464	4,440
Deferred tax	1	—
Loss on extinguishment of debt	341	—
Changes in operating assets and liabilities
Accounts receivable	3,201	(399)
Inventory	(737)	(671)
Prepaid and other current assets	(19)	51
Accounts payable	(569)	573
Accrued expenses	(1,650)	(184)
Deferred revenue	60	76
Total adjustments	10,637	4,843

Net cash used for operating activities	(3,573)	(2,404)

Cash flow from investing activities:
Additions to patents, technology and other	(6)	(7)
Additions to property and equipment	(180)	(136)
Net cash (used for) provided by investing activities	(186)	(143)

Cash flow from financing activities:
Stock option exercises	100	1,395
Taxes paid related to restricted stock issuance	—	(12)
Principal payments of capital lease obligations	—	(6)
Principal repayment of debt financing	(4,638)	(800)
Repayment line of credit	(2,000)	—
Proceeds from debt financing	6,957	—
Debt issuance costs	(37)	—
Proceeds from issuance of common stock, net	12,289	9,352
Net cash provided by (used for) financing activities	12,671	9,929

Increase in cash and equivalents	8,912	7,382
Cash and equivalents, beginning of period	15,313	12,185
Cash and equivalents, end of period	$24,225	$19,567

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company's short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company's ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company's ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company's financial and operational performance and comparing this performance to its peers and competitors.

Management defines "Non-GAAP Adjusted EBITDA" as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company's operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company's overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company's GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company's business, and also because the total amount of expense is partially outside of the Company's control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company's ongoing operations for the period in which such charges are incurred.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•	Acquisition related: relates to professional service fees associated with acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•	Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company's "Non-GAAP Adjusted EBITDA"

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Net Loss	$(2,398)	$(3,530)	$(14,210)	$(7,247)

Interest Expense	115	202	245	411
Other income	(5)	(64)	(47)	(123)
Stock Compensation	1,613	304	2,077	516
Depreciation	72	73	143	142
Amortization	75	94	153	189
Tax expense	5	19	31	27
Severance and Furlough	113	32	113	32
Cares Credit	(283)	—	(283)	—
Loss on extinguishment of debt	—	—	341	—
Loss of fair value of convertble debentures	—	1,915	7,464	4,440
Litigation related	26	5	171	77

Non-GAAP Adjusted EBITDA	$(667)	$(950)	$(3,802)	$(1,536)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Net Loss	$(2,398)	$(3,530)#	$(14,210)#	$(7,247)
Adjustments to Net Loss:
Severance and Furlough	113	32	113	32
Cares Credit	(283)	—	(283)	—
Loss from extinguishment of debt	—	—	341	—
Litigation related	26	5	171	77
Loss of fair value of convertble debentures	—	1,915	7,464	4,440
Non-GAAP Adjusted Net Loss	$(2,542)	$(1,578)	$(6,404)	$(2,698)

Net Loss per share
GAAP Net Loss per share	$(0.11)	$(0.20)	$(0.67)	$(0.42)
Adjustments to Net Loss (as detailed above)	(0.01)	0.11	0.37	0.26
Non-GAAP Adjusted Net Loss per share	$(0.12)	$(0.09)	$(0.30)	$(0.16)